Exhibit 99.1

Cirrus Logic Reports Q2 Revenue of $428.6 Million

Strong Demand for Portable Audio Products Expected to Fuel Continued Growth in Q3

AUSTIN, Texas--(BUSINESS WIRE)--October 27, 2016--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing products, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter of fiscal year 2017, which ended Sept. 24, 2016, as well as the company’s current business outlook.

“Robust demand for portable audio products drove Cirrus Logic’s revenue above the high end of guidance,” said Jason Rhode, president and chief executive officer. “We are extremely pleased with our progress in the September quarter as we began volume shipments of our new digital headset solution, expanded our share with boosted amplifiers and ramped production in a mid-tier smartphone at another leading customer. With a broad portfolio of components that span the entire audio signal chain we believe we are well positioned to capitalize on a variety of growth vectors in the coming years.”

Reported Financial Results – Second Quarter FY17

  Revenue of $428.6 million;
  GAAP and non-GAAP gross margin of 49.4 percent;
  GAAP operating expenses of $107.8 million and non-GAAP operating expenses of $93.3 million; and
  GAAP diluted earnings per share of $1.19 and non-GAAP diluted earnings per share of $1.35.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY17

  Revenue is expected to range between $475 million and $515 million;
  GAAP gross margin is expected to be between 47 percent and 49 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $107 million and $113 million, which includes approximately $11 million in share-based compensation and $8 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5:30 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 90417574).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, tax expenses and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future growth opportunities and our estimates of third quarter fiscal year 2017 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2017, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 26, 2016, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 24,	Jun. 25,	Sep. 26,	Sep. 24,	Sep. 26,
	2016	2016	2015	2016	2015
	Q2'17	Q1'17	Q2'16	Q2'17	Q2'16
Portable audio products	$383,410	$216,068	$257,152	$599,478	$493,018
Non-portable audio and other products	45,209	43,360	49,604	88,569	96,371
Net sales	428,619	259,428	306,756	688,047	589,389
Cost of sales	216,920	132,743	164,535	349,663	314,714
Gross profit	211,699	126,685	142,221	338,384	274,675
Gross margin	49.4%	48.8%	46.4%	49.2%	46.6%

Research and development	75,673	73,934	67,258	149,607	133,093
Selling, general and administrative	32,089	30,540	30,103	62,629	59,222
Patent agreement and other	-	-	752	-	(11,748)
Total operating expenses	107,762	104,474	98,113	212,236	180,567

Income from operations	103,937	22,211	44,108	126,148	94,108

Interest expense, net	(1,003)	(689)	(709)	(1,692)	(1,454)
Other income (expense), net	(261)	147	(416)	(114)	(173)
Income before income taxes	102,673	21,669	42,983	124,342	92,481
Provision for income taxes	24,608	5,805	8,103	30,413	24,247
Net income	$78,065	$15,864	$34,880	$93,929	$68,234

Basic earnings per share:	$1.24	$0.25	$0.55	$1.50	$1.08
Diluted earnings per share:	$1.19	$0.24	$0.53	$1.43	$1.03

Weighted average number of shares:
Basic	62,787	62,450	63,346	62,618	63,310
Diluted	65,717	65,232	66,329	65,521	66,378

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. Certain modifications to prior year non-GAAP presentation has been made and had no material effect on the results of operations.

	Three Months Ended			Six Months Ended

	Sep. 24,	Jun. 25,	Sep. 26,	Sep. 24,	Sep. 26,
	2016	2016	2015	2016	2015
Net Income Reconciliation	Q2'17	Q1'17	Q2'16	Q2'17	Q2'16
GAAP Net Income	$78,065	$15,864	$34,880	$93,929	$68,234
Amortization of acquisition intangibles	8,326	8,363	8,133	16,689	15,274
Stock based compensation expense	9,925	9,310	8,688	19,235	16,959
Patent agreement and other	-	-	752	-	(11,748)
Acquisition-related items	(3,566)	-	-	(3,566)	-
Adjustment to income taxes	(4,277)	(4,639)	(9,492)	(8,916)	(9,667)
Non-GAAP Net Income	$88,473	$28,898	$42,961	$117,371	$79,052

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.19	$0.24	$0.53	$1.43	$1.03
Effect of Amortization of acquisition intangibles	0.13	0.13	0.12	0.26	0.23
Effect of Stock based compensation expense	0.15	0.14	0.13	0.29	0.26
Effect of Patent agreement and other	-	-	0.01	-	(0.18)
Effect of Acquisition-related items	(0.05)	-	-	(0.05)	-
Effect of Adjustment to income taxes	(0.07)	(0.07)	(0.14)	(0.14)	(0.15)

Non-GAAP Diluted earnings per share	$1.35	$0.44	$0.65	$1.79	$1.19

Operating Income Reconciliation
GAAP Operating Income	$103,937	$22,211	$44,108	$126,148	$94,108
GAAP Operating Profit	24%	9%	14%	18%	16%
Amortization of acquisition intangibles	8,326	8,363	8,133	16,689	15,274
Stock compensation expense - COGS	235	230	380	465	705
Stock compensation expense - R&D	4,905	5,216	4,126	10,121	7,994
Stock compensation expense - SG&A	4,785	3,864	4,182	8,649	8,260
Patent agreement and other	-	-	752	-	(11,748)
Acquisition-related items	(3,566)	-	-	(3,566)	-
Non-GAAP Operating Income	$118,622	$39,884	$61,681	$158,506	$114,593
Non-GAAP Operating Profit	28%	15%	20%	23%	19%

Operating Expense Reconciliation
GAAP Operating Expenses	$107,762	$104,474	$98,113	$212,236	$180,567
Amortization of acquisition intangibles	(8,326)	(8,363)	(8,133)	(16,689)	(15,274)
Stock compensation expense - R&D	(4,905)	(5,216)	(4,126)	(10,121)	(7,994)
Stock compensation expense - SG&A	(4,785)	(3,864)	(4,182)	(8,649)	(8,260)
Patent agreement and other	-	-	(752)	-	11,748
Acquisition-related items	3,566	-	-	3,566	-
Non-GAAP Operating Expenses	$93,312	$87,031	$80,920	$180,343	$160,787

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$211,699	$126,685	$142,221	$338,384	$274,675
GAAP Gross Profit	49.4%	48.8%	46.4%	49.2%	46.6%
Stock compensation expense - COGS	235	230	380	465	705
Non-GAAP Gross Margin	$211,934	$126,915	$142,601	$338,849	$275,380
Non-GAAP Gross Profit	49.4%	48.9%	46.5%	49.2%	46.7%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$24,608	$5,805	$8,103	$30,413	$24,247
GAAP Effective Tax Rate	24.0%	26.8%	18.9%	24.5%	26.2%
Adjustments to income taxes	4,277	4,639	9,492	8,916	9,667
Non-GAAP Tax Expense	$28,885	$10,444	$17,595	$39,329	$33,914
Non-GAAP Effective Tax Rate	24.6%	26.5%	29.1%	25.1%	30.0%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.37	$0.09	$0.12	$0.46	$0.37
Adjustments to income taxes	0.07	0.07	0.14	0.14	0.15
Non-GAAP Tax Expense	$0.44	$0.16	$0.26	$0.60	$0.52

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Sep. 24,	Mar. 26,	Sep. 26,
	2016	2016	2015
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$113,264	$168,793	$56,333
Marketable securities	116,087	60,582	86,460
Accounts receivable, net	269,559	88,532	169,423
Inventories	161,254	142,015	143,867
Deferred tax asset	-	-	8,502
Other current assets	35,788	46,207	51,329
Total current assets	695,952	506,129	515,914

Long-term marketable securities	2,004	20,631	22,393
Property and equipment, net	164,029	162,656	158,529
Intangibles, net	150,108	162,832	179,816
Goodwill	287,518	287,518	289,565
Deferred tax asset	28,009	25,772	25,603
Other assets	17,914	16,345	20,474
Total assets	$1,345,534	$1,181,883	$1,212,294

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$130,458	$71,619	$111,023
Accrued salaries and benefits	30,257	21,239	29,156
Deferred income	-	-	5,582
Other accrued liabilities	29,394	35,266	42,181
Total current liabilities	190,109	128,124	187,942

Long-term debt	140,000	160,439	160,439
Other long-term liabilities	46,277	33,837	34,990

Stockholders' equity:
Capital stock	1,236,492	1,203,496	1,183,262
Accumulated deficit	(267,887)	(344,345)	(352,374)
Accumulated other comprehensive income (loss)	543	332	(1,965)
Total stockholders' equity	969,148	859,483	828,923
Total liabilities and stockholders' equity	$1,345,534	$1,181,883	$1,212,294

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com